SUBSIDIARIES OF THE SOUTHLAND CORPORATION
(Wholly owned unless indicated otherwise)


                                                             JURISDICTION OF
ACTIVE:                                                        INCORPORATION

Bawco Corporation-------------------------------------------------------Ohio
Brazos Comercial E Empreendimentos Ltda. (a)--------------------------Brazil Cityplace Center East Corporation--------------------------------------Texas
HDS Sales Corporation (b)----------------------------------------------Texas
Melin Enterprises, Inc. (c)-----------------------------------------Colorado
Phil-Seven Properties Corporation (d)----------------------------Philippines Puerto Rico - 7, Inc. (e)----------------------------------------Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)-----------------------------------Brazil
7-Eleven Beverage Company, Inc.----------------------------------------Texas
7-Eleven Comercial Ltda. (g)------------------------------------------Brazil
7-Eleven Mexico, S.A. de C.V. (h)-------------------------------------Mexico
7-Eleven of Idaho, Inc. (b)--------------------------------------------Idaho
7-Eleven of Massachusetts, Inc. (b)----------------------------Massachusetts 7-Eleven of Nevada, Inc.--------------------------------------------Delaware
7-Eleven of Virginia, Inc.------------------------------------------Virginia
7-Eleven Sales Corporation (b)-----------------------------------------Texas
Southland Canada, Inc. (i)--------------------------------------------Canada
Southland International, Inc.-----------------------------------------Nevada
Southland International Investment Corporation N.V. (i)-Netherlands Antilles Southland Sales Corporation--------------------------------------------Texas
TSC Lending Group, Inc.------------------------------------------------Texas
Valso, S.A. (j)-------------------------------------------------------Mexico
Subsidiary (active) of Valso, S.A.: 7-Eleven Mexico, S.A. de C.V. (h)---- -------------------------------------------------------------------Mexico

INACTIVE:

Lavicio's, Inc.---------------------------------------------------California
MTA CAL, Inc.-----------------------------------------------------California
7-Eleven, Inc.---------------------------------------------------------Texas
7-Eleven Limited----------------------------------------------United Kingdom
7-Eleven Pty. Ltd. (k)---------------------------------------------Australia
7-Eleven Stores (NZ) Limited (l)---------------------------------New Zealand
SLC Financial Services, Inc.-------------------------------------------Texas
The Seven Eleven Limited (m)---------------------------------------Hong Kong

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FOOTNOTES:


 (a) 2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of Southland International, Inc., a wholly owned subsidiary of The Southland Corporation), and remaining 10 quotas owned by The Southland Corporation

(b) 100% owned by Southland Sales Corporation (a wholly owned subsidiary of The Southland Corporation)

(c) 100% owned by Bawco Corporation (a wholly owned subsidiary of The Southland Corporation)

(d) 4.63% owned by The Southland Corporation, and remaining 95.37% owned by various investors

(e) 59.07% owned by The Southland Corporation, and remaining 40.93% owned by group of investors in Puerto Rico

(f) 1.69% owned by The Southland Corporation, 98.25% owned by Super Trade, Ltd., and remaining .06% owned by other investors.

(g) 15,999 quotas (almost 100%) owned by The Southland Corporation, and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of The Southland Corporation)

(h) 99.965% of Series A shares owned by Valso, S.A., and remaining.035% owned by Casa Chapa, S.A.; 100% of Series B shares owned by Valso, S.A.

(i) 100% owned by Southland International, Inc. (a wholly owned subsidiary of The Southland Corporation)

(j) 49% owned by The Southland Corporation, and remaining 51% owned by Valores Corporativos, S.A.

(k) 50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of Southland

(l) 99% owned by The Southland Corporation, and remaining 1% owned jointly by Southland's local counsel, Bruce Nelson Davidson and Anthony Francis Segedin

(m) 99.9% owned by The Southland Corporation, and remaining .1% owned by Wilgrist Nominees Limited, Southland's agent in Hong Kong


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                                    Tab 6